Exhibit 10.1

AMENDMENT TO THE
BEYOND, INC.
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the Beyond, Inc. Amended and Restated 2005 Equity Incentive Plan (as amended, the “2005 Plan”), is made and adopted by the Board of Directors (the “Board”) of Beyond, Inc., a Delaware corporation (the “Company”), effective as of February 16, 2024 (the “Effective Date”), subject to stockholder approval at the Company’s 2024 Annual Meeting of Stockholders. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the 2005 Plan.

RECITALS

A.The Company currently maintains the 2005 Plan.

B.The Board believes it is in the best interests of the Company and its stockholders to amend the 2005 Plan to increase the per participant annual limit on grants of performance shares from 100,000 performance shares to 250,000 performance shares.

AMENDMENT

The 2005 Plan is hereby amended as follows, effective as of the Effective Date, subject to approval by the Company’s stockholders on the date of the 2024 Annual Meeting of Stockholders:

1.    Section 7b. of the 2005 Plan is hereby deleted and replaced in its entirety with the following:

“b. Restricted Awards and Performance Share Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 100,000 Shares of Restricted Stock or 100,000 shares of Restricted Stock Units; provided, however, that each such limit shall be 250,000 Shares in the Participant’s first Fiscal Year of Company service. No Participant shall be granted, in any Fiscal Year, more than 250,000 Performance Shares.”

2.    This Amendment shall be and hereby is incorporated into and forms a part of the 2005 Plan.

3.    Except as expressly provided herein, all terms and conditions of the 2005 Plan shall remain in full force and effect.

4.    In the event this Amendment is not approved by the Company’s stockholders at the Company’s 2024 Annual Meeting of Stockholders, this Amendment shall terminate and shall be of no further force or effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed, effective as of February 16, 2024.

BEYOND, INC.

By: /s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer & Corporate Secretary